Exhibit 99.1
ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	September 30,	December 31,
	2013	2012

ASSETS

Current assets
Cash and cash equivalents	$12,654	$20,177
Accounts receivable, net of allowances of $3,459 in 2013 and $2,974 in 2012	32,475	54,561
Inventories	50,714	39,988
Prepaid expenses and other current assets	3,127	9,547
Deferred income tax assets	7,372	6,912

Total current assets	106,342	131,185

Investment in HzO	177	2,013

Property and equipment, net of accumulated depreciation at $5,233 in 2013 and $3,317 in 2012	4,823	4,862

Goodwill	1,484	1,484

Intangible assets, net of accumulated amortization at $20,953 in 2013 and $13,790 in 2012	53,458	57,905

Deferred income tax assets	6,596	6,596

Note receivable	789	583

Other assets	687	1,457

Total assets	$174,356	$206,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$13,048	$19,027
Income taxes payable	3,292	3,062
Accrued liabilities	2,452	3,754
Accrued wages and wage related expenses	1,149	2,554
Deferred revenue	174	722
Current portion of note payable	8,000	6,000
Sales returns liability	3,975	6,697

Total current liabilities	32,090	41,816

Revolving line of credit	-	22,173

Noncurrent portion of note payable	12,000	18,000

Total liabilities	44,090	81,989

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
32,119 and 31,215 shares issued in 2013 and 2012, respectively	32	31
Additional paid-in capital	82,270	77,234
Accumulated other comprehensive income	35	(57)
Note receivable collateralized by stock	(360)	(566)
Treasury stock, 797 and 0 common shares in 2013 and 2012 respectively, at cost	(5,999)	-
Retained earnings	54,288	47,454

Total stockholders' equity	130,266	124,096

Total liabilities and stockholders' equity	$174,356	$206,085

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Net sales	$49,869	$59,828	$152,538	$176,943
Cost of sales	27,768	33,203	89,904	94,980

Gross profit	22,101	26,625	62,634	81,963

Operating expenses:
Advertising and marketing	2,340	3,378	6,593	8,181
Selling, general and administrative	10,904	13,707	35,014	38,237
Amortization of definite-lived intangibles	2,421	2,422	7,169	7,313

Total operating expenses	15,665	19,507	48,776	53,731

Income from operations	6,436	7,118	13,858	28,232

Other expense:
Interest expense	(120)	(1,012)	(490)	(3,519)
Loss from equity method investment in HzO	(612)	(545)	(1,836)	(1,481)
Other expense	(89)	(215)	(136)	(237)

Total other expense	(821)	(1,772)	(2,462)	(5,237)

Income before provision for income taxes	5,615	5,346	11,396	22,995

Income tax provision	(2,431)	(1,958)	(4,562)	(8,684)

Net income	3,184	3,388	6,834	14,311

Earnings per share:

Basic earnings per share	$0.10	$0.11	$0.22	$0.47

Diluted earnings per share	$0.10	$0.11	$0.22	$0.45

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(in thousands, except per share amounts)
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation			Three Months Ended			Nine Months Ended
			September 30, 2013		September 30, 2012	September 30, 2013		September 30, 2012

Net income attributable to stockholders in accordance with GAAP			$ 3,184		$ 3,388	$ 6,834		$ 14,311

	Adjustments:
	a.	Stock based compensation expense	793		2,087	3,162		4,922
	b.	Depreciation and amortization	2,947		2,823	9,160		8,506
	c.	Impairment of investment in private company	-		-	591		-
	d.	Provision for income taxes	2,431		1,958	4,562		8,684
	e.	Other (income) expense	821		1,772	2,462		5,237

Adjusted EBITDA			$ 10,176		$ 12,028	$ 26,771		$ 41,660

Pro forma Net Income Reconciliation			Three Months Ended			Nine Months Ended
			September 30, 2013		September 30, 2012	September 30, 2013		September 30, 2012
Net income in accordance with GAAP			$ 3,184		$ 3,388	$ 6,834		$ 14,311

	Adjustments:
	a.	Stock based compensation expense	793		2,087	3,162		4,922
	b.	Amortization of intangibles	2,441		2,439	7,224		7,362
	c.	Impairment of investment in private company	-		-	591		-
	d.	Other (income) expense excluding cash interest expense and loss on equity method investment	119		371	46		834
	e.	Loss on equity method investment	612		545	1,836		1,481
	f.	Income tax effects	(1,283)	*	(1,873)	(4,216)	*	(5,018)

Pro forma net income			$ 5,866		$ 6,957	$ 15,477		$ 23,892

Pro forma EPS			$ 0.19		$ 0.22	$ 0.49		$ 0.75

Weighted average number of shares outstanding - diluted			31,466		31,734	31,493		31,647

*	For comparative purposes, we applied an annualized statutory tax rate of 38.25%

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